UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2005   (December 12, 2005)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York	0-19034	No. 13-3444607

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 347-7000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Exhibit Index
EX-10.01: FORM OF OPTION AGREEMENT
EX-10.02: FORM OF OPTION AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2005, the Compensation Committee of the Registrant’s Board of Directors (the “Committee”) approved new option agreements to be used for the grant of non-qualified stock option awards to purchase shares of the Registrant’s common, stock, par value $0.001 per share, under the Registrant’s 2000 Long-Term Incentive Plan.

The form of option agreement and related notice of grant approved by the Committee for use in connection with the grant of non-qualified stock options to the Registrant’s “named executive officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Securities and Exchange Act of 1933, as amended), chairman, and non-employee directors is attached hereto as Exhibit 10.01 and incorporated herein by reference. The form of option agreement and related notice of grant approved by the Committee for use in connection with the grant of non-qualified stock options to the Registrant’s executive officers, other than the named executive officers, is attached hereto as Exhibit 10.02 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

               (c) Exhibits.

Exhibit Number	Description
10.01	Form of option agreement and related notice of grant for use in connection with the grant of non-qualified stock options to the Registrant’s non-employee directors and named executive officers.

10.02	Form of option agreement and related notice of grant for use in connection with the grant of non-qualified stock options to the Registrant’s executive officers other than the named executive officers.

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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Dated: December 16, 2005	By:	/s/ Stuart Kolinski

Stuart Kolinski
Vice President & General Counsel

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Exhibit Index

Number	Description
10.01	Form of option agreement and related notice of grant for use in connection with the grant of non-qualified stock options to the Registrant’s non-employee directors and named executive officers.
10.02	Form of option agreement and related notice of grant for use in connection with the grant of non-qualified stock options to the Registrant’s executive officers other than the named executive officers.

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